Exhibit 10.7

Commonwealth Industries, Inc. 500 West Jefferson Street PNC Plaza – 19th Floor Louisville, Kentucky 40202-2823 Phone: 502-588-8204 Fax: 502.588.3923 Email: steve.demetriou@ciionline.com	Steven J. Demetriou President and Chief Executive Officer

October 11,2004

Via Facsimile 972-401-7345

Mr. John Balkcom, Chairman

IMCO Recycling Inc.

5215 North O’Connor Boulevard, Suite 1500

Irvin, Texas 75039

Re: Assumption of Change in Control Agreements

Dear John,

Further to our recent conversation, by your execution below, IMCO hereby agrees that effective on and as of the date of the closing (“Closing”) of the merger between Commonwealth and IMCO as provided in the Agreement and Plan of Merger dated as of June 16, 2004, IMCO shall assume all the obligations under those certain Severance Agreements by and between Commonwealth and the following key executives, each made as of the date opposite their names:

Steve Demetriou	June 10, 2004
Michael D. Friday	June 16, 2004
Sean Stack	June 16, 2004
Christopher R: Clegg	June 25, 2004
John Wasz	February 1, 1996, amended as of September 7, 2004

Each of the officers has executed an agreement providing, among other things, that the Merger shall not be a “change in control” event under the Severance Agreements referenced above. Copies of such agreements are attached hereto.

In addition, IMCO hereby agrees that effective on and as of the Closing, IMCO shall assume the obligations contained in that certain letter agreement between Commonwealth and John Wasz dated September 7, 2004, a copy of which is attached hereto.

If the Closing does not occur by January 31, 2004, then IMCO’s obligations under this letter agreement will terminate, unless extended by our mutual agreement.

Please indicate your acceptance of and agreement to the foregoing by signing a copy of this letter in the space provided below.

Sincerely,

/s/ Steven J. Demetriou
Steven J. Demetriou

ACCEPTED AND AGREED:

This 11th day of October 2004

IMCO Recycling, Inc.

By	/s/ John Balkcom
John Balkcom, Chairman